HEI Exhibit 99
May 4, 2016

Contact:	Clifford H. Chen	Telephone: (808) 543-7300
	Manager, Investor Relations &	E-mail: ir@hei.com
Strategic Planning

HAWAIIAN ELECTRIC INDUSTRIES REPORTS FIRST QUARTER 2016 EARNINGS

Diluted Earnings Per Share (EPS) of $0.30 and Core EPS1 of $0.31
Board Declares Dividend of $0.31 Per Share
HONOLULU - Hawaiian Electric Industries, Inc. (NYSE - HE) (HEI) today reported consolidated net income for common stock for the first quarter of 2016 of $32.4 million and diluted earnings per share (EPS) of $0.30 compared to $31.9 million and EPS of $0.31 for the first quarter of 2015. Excluding after-tax costs associated with the pending merger with NextEra Energy, Inc. and the spin-off of ASB Hawaii, Inc. of $1.6 million and $4.7 million in the first quarter of 2016 and 2015, respectively, core earnings1 for the first quarter of 2016 were $33.9 million and core EPS1 of $0.31 compared to $36.6 million and $0.35, respectively for the first quarter of 2015.
“Hawaii continues to be a national leader in clean energy, with Hawaiian Electric achieving over 23 percent renewable energy in 2015 across the five island electric grids we serve. Recently, our utilities filed updated energy plans charting a course to achieve our state’s goal of 100 percent renewable energy by 2045, the most ambitious energy goal in the country. A 100% renewable energy future is an exciting prospect, and we look forward to collaborating with others to make it happen,” said Constance H. Lau, HEI president and chief executive officer.
“In the near term, it’s critical for our utilities to continue executing initial action plans that lay the foundation for Hawaii’s renewable future, including modernizing the power grid and plans for smart meters and other smart grid technologies; pursuing energy storage to support renewable energy integration; increasing customer options to manage energy use; and supporting electrification of transportation to help reduce reliance on fossil fuels for our cars and other vehicles.”

_________________

[1]	Non-GAAP measure which excludes merger-related and spin-off costs after-tax. See the “Explanation of HEI’s Use of Certain Unaudited Non-GAAP measures” and the related reconciliation.

Hawaiian Electric Industries, Inc.
May 4, 2016

“American Savings Bank continued to deliver solid results with excellent deposit growth and higher net interest income and margins in a strong Hawaii economy. American’s solid results enabled it to pay dividends of $9.0 million to HEI in the quarter while maintaining healthy capital levels,” added Lau.
“With regard to our bank spin and utility merger transactions, our bank accomplished an important step towards its planned spin-off by filing its updated Form 10 with the Securities and Exchange Commission on April 1st. And both NextEra Energy and the Hawaiian Electric companies just filed their post-evidentiary hearing reply briefs with the Hawaii Public Utilities Commission on May 2nd which was the final step before the PUC can render its decision. We continue to believe that the right partner for Hawaiian Electric is NextEra Energy, which brings a powerful combination of renewable energy experience, operational and technological know-how and financial strength necessary for achieving Hawaii's 100 percent renewable energy goal.”

HAWAIIAN ELECTRIC COMPANY EARNINGS
Hawaiian Electric Company’s2 net income for the first quarter of 2016 was $25.4 million compared to $26.9 million in the first quarter of 2015. The $1.5 million net income decline was mainly the result of higher depreciation expense as a result of increasing investments for improved customer reliability and greater system efficiency, and the integration of more renewable energy.
Operations and maintenance expenses were relatively flat compared to the prior year quarter. The first quarter of 2016 included higher than expected power supply improvement plan and liquefied natural gas consulting expenses compared to the first quarter of 2015 which included higher storm repair costs, bad debt reserves for one customer account and costs related to the damage to a combined heat and power generating unit.

_________________
Note: Amounts indicated as “after-tax” in this earnings release are based upon adjusting items for the composite statutory tax rates of 39% for the utilities and 40% for the bank.

[2]	Hawaiian Electric Company, unless otherwise defined, refers to the three utilities, Hawaiian Electric Company, Inc. on Oahu, Maui Electric Company, Limited, and Hawaii Electric Light Company, Inc.

Hawaiian Electric Industries, Inc.
May 4, 2016

AMERICAN SAVINGS BANK EARNINGS
    American Savings Bank’s (American) net income for the first quarter of 2016 was $12.7 million compared to $15.0 million in the fourth (or linked) quarter of 2015 and $13.5 million in the first quarter of 2015. First quarter 2016 net income was $2.3 million lower than the linked quarter primarily driven by the following on an after-tax basis:

•
$2 million higher provision for loan losses mainly due to growth in lending in commercial real estate and a commercial credit charge-off in the first quarter of 2016 compared to lower provisioning during the fourth quarter of 2015 attributable to net recoveries on previously charged-off loans; and

•	$1 million lower noninterest income compared to the fourth quarter of 2015, which included gains from the sale of mortgage serving rights.
These were partially offset by $1 million (after-tax) higher net interest income primarily attributable to loan and investment portfolio growth and higher yields on interest-earning assets in the first quarter of 2016.
Compared to the first quarter of 2015, net income declined by $0.8 million primarily driven by the following on an after-tax basis:

•	$2 million higher provision for loan losses mainly driven by commercial real estate loan growth and a commercial credit charge-off in the first quarter of 2016; and

•	$1 million higher noninterest expense primarily due to investment in our electronic banking platform and higher compensation expense.
These were offset by $3 million (after-tax) higher net interest income in the first quarter of 2016 due to loan and investment portfolio growth and higher yields on interest-earning assets.
Loan growth was 2.2% annualized in the first quarter of 2016 driven largely by increases in commercial real estate and consumer loans. American continues to expect to meet its target of mid-single digit loan growth for the full year.
Total deposits were $5.1 billion at March 31, 2016, up $115 million or 9.1% annualized from December 31, 2015, primarily driven by the 6.5% annualized increase in low-cost core deposits. Average cost of funds remained low at 0.23% for the first quarter of 2016, 1 basis point higher than the linked quarter and the prior year quarter.

Hawaiian Electric Industries, Inc.
May 4, 2016

Overall, American achieved solid profitability in the first quarter of 2016 with a return on average equity of 8.9% and a return on average assets of 0.84%.
For additional information, refer to the American news release issued on April 29, 2016.

HOLDING AND OTHER COMPANIES
The holding and other companies’ net losses were $5.7 million in the first quarter of 2016 compared to $8.5 million in the first quarter of 2015. Excluding after-tax costs of $1.5 million associated with the pending merger with NextEra Energy, Inc. and the spin-off of ASB Hawaii, Inc. in the first quarter of 2016 and $4.4 million in the first quarter of 2015, the holding and other companies’ net losses in 2016 and 2015 were $4.2 million and $4.0 million, respectively.

BOARD DECLARES QUARTERLY DIVIDEND
On May 3, 2016, the board of directors maintained HEI’s quarterly cash dividend of $0.31 cents per share, payable on June 15, 2016, to shareholders of record at the close of business on May 31, 2016 (ex-dividend date is May 26, 2016). The dividend is equivalent to an annual rate of $1.24 per share.
Dividends have been paid continuously since 1901. At the indicated annual dividend rate and the closing share price on May 3, 2016 of $32.74, HEI’s yield is 3.8%.

WEBCAST AND CONFERENCE CALL TO DISCUSS EARNINGS AND EPS GUIDANCE
Hawaiian Electric Industries, Inc. will conduct a webcast and conference call to review its first quarter of 2016 earnings on Wednesday, May 4, 2016, at 8:00 a.m. Hawaii time (2:00 p.m. Eastern time).
Interested parties within the United States may listen to the conference by calling (888) 311-8190 and entering passcode: 70436517.  International parties may listen to the conference by calling (330) 863-3378 and entering passcode: 70436517 or by accessing the webcast on HEI’s website at www.hei.com under the heading “Investor Relations.”  HEI and Hawaiian Electric Company intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information. Such disclosures will be included on HEI’s website in the Investor Relations section. Accordingly, investors should routinely monitor such portions of HEI’s website, in addition to following HEI’s, Hawaiian Electric Company’s and American’s press releases, HEI’s and Hawaiian Electric Company’s Securities

Hawaiian Electric Industries, Inc.
May 4, 2016

and Exchange Commission (SEC) filings and HEI’s public conference calls and webcasts. The information on HEI’s website is not incorporated by reference in this document or in HEI’s and Hawaiian Electric Company’s SEC filings unless, and except to the extent, specifically incorporated by reference. Investors may also wish to refer to the Public Utilities Commission of the State of Hawaii (PUC) website at dms.puc.hawaii.gov/dms in order to review documents filed with and issued by the PUC. No information on the PUC website is incorporated by reference in this document or in HEI’s and Hawaiian Electric Company’s SEC filings.
An online replay of the webcast will be available at the same website beginning about two hours after the event. Replays of the conference call will also be available approximately two hours after the event through May 18, 2016, by dialing (855) 859-2056 or (404) 537-3406 and entering passcode: 70436517.
HEI supplies power to approximately 95% of Hawaii’s population through its electric utilities, Hawaiian Electric Company, Inc., Hawaii Electric Light Company, Inc. and Maui Electric Company, Limited and provides a wide array of banking and other financial services to consumers and businesses through American Savings Bank, one of Hawaii’s largest financial institutions.

NON-GAAP MEASURES
See “Explanation of HEI’s Use of Certain Unaudited Non-GAAP Measures” and related reconciliations on pages 13 and 14 of this release.

FORWARD-LOOKING STATEMENTS
This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries, the performance of the industries in which they do business and economic and market factors, among other things. These forward-looking statements are not guarantees of future performance.

Hawaiian Electric Industries, Inc.
May 4, 2016

Forward-looking statements in this release should be read in conjunction with the “Forward-Looking Statements” and “Risk Factors” discussions (which are incorporated by reference herein) set forth in HEI’s Annual Report on Form 10-K for the year ended December 31, 2015 and HEI’s future periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. These forward-looking statements speak only as of the date of the report, presentation or filing in which they are made. Except to the extent required by the federal securities laws, HEI, Hawaiian Electric Company, American and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
###

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three months ended March 31
(in thousands, except per share amounts)	2016	2015
Revenues
Electric utility	$482,052	$573,442
Bank	68,840	64,348
Other	68	72
Total revenues	550,960	637,862
Expenses
Electric utility	426,726	515,806
Bank	49,246	43,717
Other	6,137	8,833
Total expenses	482,109	568,356
Operating income (loss)
Electric utility	55,326	57,636
Bank	19,594	20,631
Other	(6,069)	(8,761)
Total operating income	68,851	69,506
Interest expense, net—other than on deposit liabilities and other bank borrowings	(20,126)	(19,100)
Allowance for borrowed funds used during construction	662	499
Allowance for equity funds used during construction	1,739	1,413
Income before income taxes	51,126	52,318
Income taxes	18,301	19,979
Net income	32,825	32,339
Preferred stock dividends of subsidiaries	473	473
Net income for common stock	$32,352	$31,866
Basic earnings per common share	$0.30	$0.31
Diluted earnings per common share	$0.30	$0.31
Dividends per common share	$0.31	$0.31
Weighted-average number of common shares outstanding	107,620	103,281
Adjusted weighted-average shares	107,781	103,567
Net income (loss) for common stock by segment
Electric utility	$25,367	$26,874
Bank	12,673	13,475
Other	(5,688)	(8,483)
Net income for common stock	$32,352	$31,866
Comprehensive income attributable to Hawaiian Electric Industries, Inc.	$41,152	$35,924
Return on average common equity (twelve months ended)[1]	8.4%	8.5%
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI and ASB Hawaii, Inc. filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.
1 On a core basis, 2016 and 2015 returns on average common equity (twelve months ended March 31) were 9.0%.  See reconciliation of GAAP to non-GAAP measures.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(dollars in thousands)	March 31, 2016	December 31, 2015
Assets
Cash and cash equivalents	$334,743	$300,478
Accounts receivable and unbilled revenues, net	210,280	242,766
Available-for-sale investment securities, at fair value	906,295	820,648
Stock in Federal Home Loan Bank, at cost	11,218	10,678
Loans receivable held for investment, net	4,589,950	4,565,781
Loans held for sale, at lower of cost or fair value	7,900	4,631
Property, plant and equipment, net of accumulated depreciation of $2,355,984 and $2,339,319 at the respective dates	4,423,567	4,377,658
Regulatory assets	888,408	896,731
Other	415,955	480,457
Goodwill	82,190	82,190
Total assets	$11,870,506	$11,782,018
Liabilities and shareholders’ equity
Liabilities
Accounts payable	$119,288	$138,523
Interest and dividends payable	27,890	26,042
Deposit liabilities	5,139,932	5,025,254
Short-term borrowings—other than bank	95,485	103,063
Other bank borrowings	329,081	328,582
Long-term debt, net—other than bank	1,578,618	1,578,368
Deferred income taxes	700,782	680,877
Regulatory liabilities	383,793	371,543
Contributions in aid of construction	513,520	506,087
Defined benefit pension and other postretirement benefit plans liability	584,490	589,918
Other	421,155	471,828
Total liabilities	9,894,034	9,820,085
Preferred stock of subsidiaries - not subject to mandatory redemption	34,293	34,293
Shareholders’ equity
Preferred stock, no par value, authorized 10,000,000 shares; issued: none	—	—
Common stock, no par value, authorized 200,000,000 shares; issued and outstanding: 107,875,779 shares and 107,460,406 shares at the respective dates	1,635,890	1,629,136
Retained earnings	323,751	324,766
Accumulated other comprehensive loss, net of tax benefits	(17,462)	(26,262)
Total shareholders’ equity	1,942,179	1,927,640
Total liabilities and shareholders’ equity	$11,870,506	$11,782,018
The Consolidated Balance Sheet as of December 31, 2015 reflects the retrospective application of ASU No. 2015-03, “Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs,” which was adopted in first quarter 2016.
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI and ASB Hawaii, Inc. filings with the SEC.

Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended March 31
(dollars in thousands, except per barrel amounts)	2016	2015
Revenues	$482,052	$573,442
Expenses
Fuel oil	113,740	176,806
Purchased power	115,859	136,007
Other operation and maintenance	103,908	104,002
Depreciation	46,781	44,243
Taxes, other than income taxes	46,438	54,748
Total expenses	426,726	515,806
Operating income	55,326	57,636
Allowance for equity funds used during construction	1,739	1,413
Interest expense and other charges, net	(17,308)	(16,325)
Allowance for borrowed funds used during construction	662	499
Income before income taxes	40,419	43,223
Income taxes	14,553	15,850
Net income	25,866	27,373
Preferred stock dividends of subsidiaries	229	229
Net income attributable to Hawaiian Electric	25,637	27,144
Preferred stock dividends of Hawaiian Electric	270	270
Net income for common stock	$25,367	$26,874
Comprehensive income attributable to Hawaiian Electric	$26,383	$26,896
OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)
Hawaiian Electric	1,557	1,527
Hawaii Electric Light	258	253
Maui Electric	270	264
	2,085	2,044
Wet-bulb temperature (Oahu average; degrees Fahrenheit)	67.3	66.5
Cooling degree days (Oahu)	884	795
Average fuel oil cost per barrel	$53.99	$86.60

	Twelve months ended March 31
	2016	2015
Return on average common equity (%) (simple average)
Hawaiian Electric	7.85	8.03
Hawaii Electric Light	7.26	6.18
Maui Electric	8.53	8.87
Hawaiian Electric Consolidated	7.85	7.84
This information should be read in conjunction with the consolidated financial statements and the notes thereto in Hawaiian Electric filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(dollars in thousands, except par value)	March 31, 2016	December 31, 2015
Assets
Property, plant and equipment
Utility property, plant and equipment
Land	$53,207	$52,792
Plant and equipment	6,356,006	6,315,698
Less accumulated depreciation	(2,284,928)	(2,266,004)
Construction in progress	198,004	175,309
Utility property, plant and equipment, net	4,322,289	4,277,795
Nonutility property, plant and equipment, less accumulated depreciation of $1,230 and $1,229 at respective dates	7,375	7,272
Total property, plant and equipment, net	4,329,664	4,285,067
Current assets
Cash and cash equivalents	49,042	24,449
Customer accounts receivable, net	103,739	132,778
Accrued unbilled revenues, net	85,367	84,509
Other accounts receivable, net	6,773	10,408
Fuel oil stock, at average cost	48,404	71,216
Materials and supplies, at average cost	54,256	54,429
Prepayments and other	21,803	36,640
Regulatory assets	89,192	72,231
Total current assets	458,576	486,660
Other long-term assets
Regulatory assets	799,216	824,500
Unamortized debt expense	420	497
Other	74,495	75,486
Total other long-term assets	874,131	900,483
Total assets	$5,662,371	$5,672,210
Capitalization and liabilities
Capitalization
Common stock ($6 2/3 par value, authorized 50,000,000 shares; outstanding 15,805,327)	$105,388	$105,388
Premium on capital stock	578,926	578,930
Retained earnings	1,045,049	1,043,082
Accumulated other comprehensive income, net of income taxes	1,941	925
Common stock equity	1,731,304	1,728,325
Cumulative preferred stock — not subject to mandatory redemption	34,293	34,293
Long-term debt, net	1,278,916	1,278,702
Total capitalization	3,044,513	3,041,320
Current liabilities
Short-term borrowings from non-affiliates	12,998	—
Accounts payable	95,090	114,846
Interest and preferred dividends payable	27,015	23,111
Taxes accrued	129,239	191,084
Regulatory liabilities	5,416	2,204
Other	75,006	54,079
Total current liabilities	344,764	385,324
Deferred credits and other liabilities
Deferred income taxes	670,126	654,806
Regulatory liabilities	378,377	369,339
Unamortized tax credits	85,902	84,214
Defined benefit pension and other postretirement benefit plans liability	547,517	552,974
Other	77,652	78,146
Total deferred credits and other liabilities	1,759,574	1,739,479
Contributions in aid of construction	513,520	506,087
Total capitalization and liabilities	$5,662,371	$5,672,210
The Consolidated Balance Sheet as of December 31, 2015 reflects the retrospective application of ASU No. 2015-03, “Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs,” which was adopted in first quarter 2016.
This information should be read in conjunction with the consolidated financial statements and the notes thereto in Hawaiian Electric filings with the SEC.

American Savings Bank, F.S.B.
STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended
(in thousands)	March 31, 2016	December 31, 2015	March 31, 2015
Interest and dividend income
Interest and fees on loans	$48,437	$47,136	$45,198
Interest and dividends on investment securities	5,017	4,550	3,051
Total interest and dividend income	53,454	51,686	48,249
Interest expense
Interest on deposit liabilities	1,592	1,467	1,260
Interest on other borrowings	1,485	1,510	1,466
Total interest expense	3,077	2,977	2,726
Net interest income	50,377	48,709	45,523
Provision for loan losses	4,766	839	614
Net interest income after provision for loan losses	45,611	47,870	44,909
Noninterest income
Fees from other financial services	5,499	5,667	5,355
Fee income on deposit liabilities	5,156	5,746	5,315
Fee income on other financial products	2,205	2,006	1,889
Bank-owned life insurance	998	1,016	983
Mortgage banking income	1,195	1,003	1,822
Other income, net	333	1,387	735
Total noninterest income	15,386	16,825	16,099
Noninterest expense
Compensation and employee benefits	22,434	23,705	21,766
Occupancy	4,138	4,115	4,113
Data processing	3,172	3,002	3,116
Services	2,911	2,474	2,341
Equipment	1,663	1,578	1,701
Office supplies, printing and postage	1,365	1,452	1,483
Marketing	861	844	841
FDIC insurance	884	881	811
Other expense	3,975	3,991	4,205
Total noninterest expense	41,403	42,042	40,377
Income before income taxes	19,594	22,653	20,631
Income taxes	6,921	7,700	7,156
Net income	$12,673	$14,953	$13,475
Comprehensive income	$20,310	$9,477	$17,318
OTHER BANK INFORMATION (annualized %, except as of period end)
Return on average assets	0.84	1.01	0.96
Return on average equity	8.89	10.66	9.96
Return on average tangible common equity	10.39	12.48	11.74
Net interest margin	3.62	3.55	3.52
Net charge-offs to average loans outstanding	0.21	(0.08)	0.04
As of period end
Nonperforming assets to loans outstanding and real estate owned	1.03	1.02	0.80
Allowance for loan losses to loans outstanding	1.13	1.08	1.03
Tangible common equity to tangible assets	8.08	8.05	8.18
Tier-1 leverage ratio	8.7	8.8	8.9
Total capital ratio	13.2	13.3	13.2
Dividend paid to HEI (via ASB Hawaii, Inc.) ($ in millions)	$9.0	$7.5	$7.5
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI and ASB Hawaii, Inc. filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

American Savings Bank, F.S.B.
BALANCE SHEETS DATA
(Unaudited)

	March 31, 2016		December 31, 2015
(in thousands)
Assets
Cash and due from banks		$110,200		$127,201
Interest-bearing deposits		120,428		93,680
Available-for-sale investment securities, at fair value		906,295		820,648
Stock in Federal Home Loan Bank, at cost		11,218		10,678
Loans receivable held for investment		4,642,276		4,615,819
Allowance for loan losses		(52,326)		(50,038)
Net loans		4,589,950		4,565,781
Loans held for sale, at lower of cost or fair value		7,900		4,631
Other		312,333		309,946
Goodwill		82,190		82,190
Total assets		$6,140,514		$6,014,755
Liabilities and shareholder’s equity
Deposit liabilities–noninterest-bearing		$1,541,402		$1,520,374
Deposit liabilities–interest-bearing		3,598,530		3,504,880
Other borrowings		329,081		328,582
Other		99,605		101,029
Total liabilities		5,568,618		5,454,865
Common stock		1		1
Additional paid in capital		341,192		340,496
Retained earnings		240,337		236,664
Accumulated other comprehensive loss, net of tax benefits
Net unrealized gains (losses) on securities	$5,556		$(1,872)
Retirement benefit plans	(15,190)	(9,634)	(15,399)	(17,271)
Total shareholder’s equity		571,896		559,890
Total liabilities and shareholder’s equity		$6,140,514		$6,014,755

This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI and ASB Hawaii, Inc. filings with the SEC.

EXPLANATION OF HEI’S USE OF CERTAIN UNAUDITED NON-GAAP MEASURES
HEI and Hawaiian Electric Company management use certain non-GAAP measures to evaluate the performance of HEI and the utility. Management believes these non-GAAP measures provide useful information and are a better indicator of the companies’ core operating activities. Core earnings and other financial measures as presented here may not be comparable to similarly titled measures used by other companies. The accompanying tables provide a reconciliation of reported GAAP1 earnings to non-GAAP core earnings and the adjusted return on average common equity (ROACE) for the utility and HEI consolidated.
The reconciling adjustment from GAAP earnings to core earnings is limited to the costs related to the pending merger between HEI and NextEra Energy, Inc. and the spin-off of ASB Hawaii, Inc. For more information on the pending merger, see HEI’s definitive proxy statement on Form DEFM14A filed on March 26, 2015. Management does not consider these items to be representative of the company’s fundamental core earnings.
The accompanying table also provides the calculation of utility GAAP O&M adjusted for costs related to the pending merger discussed above. “O&M-related net income neutral items” which are O&M expenses covered by specific surcharges or by third parties have also been excluded. These “O&M-related net income neutral items” are grossed-up in revenue and expense and do not impact net income.

RECONCILIATION OF GAAP[1] TO NON-GAAP MEASURES
Hawaiian Electric Industries, Inc. and Subsidiaries (HEI)
Unaudited
($ in millions, except per share amounts)
	Three months ended March 31
	2016	2015
HEI CONSOLIDATED NET INCOME
GAAP (as reported)	$32.4	$31.9
Excluding special items (after-tax):
Costs related to pending merger with NextEra Energy, Inc. and spin-off of ASB Hawaii, Inc	1.6	4.7
Non-GAAP (core)	$33.9	$36.6
HEI CONSOLIDATED DILUTED EARNINGS PER SHARE
GAAP (as reported)	$0.30	$0.31
Excluding special items (after-tax):
Costs related to pending merger with NextEra Energy, Inc. and spin-off of ASB Hawaii, Inc	0.01	0.05
Non-GAAP (core)	$0.31	$0.35
	Twelve months ended March 31
	2016	2015
HEI CONSOLIDATED RETURN ON AVERAGE COMMON EQUITY (ROACE) (simple average)
Based on GAAP	8.4%	8.5%
Based on non-GAAP (core)[2]	9.0%	9.0%

Note: Columns may not foot due to rounding
[1] Accounting principles generally accepted in the United States of America
[2] Calculated as core net income divided by average GAAP common equity

RECONCILIATION OF GAAP[1] TO NON-GAAP MEASURES
Hawaiian Electric Company, Inc. and Subsidiaries
Unaudited
($ in millions)
	Three months ended March 31
	2016	2015
HAWAIIAN ELECTRIC CONSOLIDATED NET INCOME
GAAP (as reported)	$25.4	$26.9
Excluding special items (after-tax):
Costs related to pending merger with NextEra Energy, Inc.	—	0.3
Non-GAAP (core)	$25.4	$27.1

	Twelve months ended March 31
	2016	2015
HAWAIIAN ELECTRIC CONSOLIDATED RETURN ON AVERAGE COMMON EQUITY (ROACE) (simple average)
Based on GAAP	7.9%	7.8%
Based on non-GAAP (core)[2]	7.9%	7.9%

	Three months ended March 31
	2016	2015
HAWAIIAN ELECTRIC CONSOLIDATED OTHER OPERATION AND MAINTENANCE (O&M) EXPENSE
GAAP (as reported)	$103.9	$104.0
Excluding O&M-related net income neutral items[3]	1.6	1.9
Excluding costs related to pending merger with NextEra Energy, Inc.	0.1	0.4
Non-GAAP (Adjusted other O&M expense)	$102.2	$101.7
Note: Columns may not foot due to rounding
[1] Accounting principles generally accepted in the United States of America
[2] Calculated as core net income divided by average GAAP common equity
[3] Expenses covered by surcharges or by third parties recorded in revenues